UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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MMR INFORMATION SYSTEMS, INC.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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468 North Camden Drive, 2d Floor
Beverly Hills, CA 90210

June 19, 2009

Dear Stockholder:

The Board of Directors of MMR Information Systems, Inc. (the "Company") has approved an amendment to the Company's Certificate of Incorporation in order to increase the number of authorized shares of common stock from 150,000,000 to 650,000,000, par value $0.001 per share. The Board's action to amend the Certificate of Incorporation is subject to the approval of the Company's stockholders.

The Board of Directors considers the increase in authorized shares desirable to provide maximum flexibility with respect to the Company's ability to augment its capital in the near future, and for other proper corporate purposes in the long term.  We urge you to read the accompanying Consent Solicitation Statement carefully, as it contains a detailed explanation of the proposed amendment and the reasons for the proposed amendment.  The Board of Directors believes the proposed amendment is in the best interest of the Company and its stockholders.

We intend to commence mailing of this Consent Solicitation Statement and accompanying Form of Consent on or about June 19, 2009. This Consent Solicitation Statement is being mailed to the holders of record of our common stock as of the close of business on June 10, 2009, which date is sometimes referred to as the "Record Date". The written consent of stockholders representing a majority of the shares of our common stock outstanding as of the Record Date is required to approve the proposed amendment.

If you approve of the proposed amendment, please mark the enclosed written consent form to evidence "CONSENT", sign and date the written consent form and return it to us at your earliest convenience in the enclosed envelope. Your cooperation in promptly returning your consent will help limit expenses incident to this consent solicitation.

Sincerely,

/s/ Robert H. Lorsch
Robert H. Lorsch, Chairman, President and Chief Executive Officer

IMPORTANT NOTICE REGARDING AVAILABILITY OF CONSENT SOLICITATION MATERIALS:
The Consent Solicitation Statement and Form of Consent are available on the Investor Relations page at www.mymedicalrecords.com.

468 North Camden Drive, 2d Floor
Beverly Hills, CA 90210

June 19, 2009

CONSENT SOLICITATION STATEMENT

This Consent Solicitation Statement is being furnished in connection with the solicitation of written consents of the stockholders of MMR Information Systems, Inc. (the "Company," "we," "us," and "our") to amend our Certificate of Incorporation. The proposed amendment to our Certificate of Incorporation (the "Amendment") would increase the number of shares of our authorized common stock from 150,000,000 to 650,000,000 shares, par value $0.001 per share.

We intend to commence mailing of this Consent Solicitation Statement on June 19, 2009 to the holders of record of our common stock as of the close of business on June 10, 2009. We sometimes refer to June 10, 2009 as the "Record Date." Written consents of stockholders representing a majority of the shares of common stock outstanding on the Record Date are required to approve the Amendment.

GENERAL

The Board of Directors is seeking stockholder approval of the Amendment by written consent, rather than by calling a special meeting of stockholders.  Written consents are being solicited from all of our stockholders pursuant to Section 228 of the Delaware General Corporation Law.

Your consent must be received by 5:00 p.m. Pacific Time, on July 31, 2009 (unless extended by us) to be counted in the vote on the Amendment.

Stockholder approval will be effective upon receipt by us of affirmative Written Consents that have not been previously revoked representing at least a majority of the Company's outstanding shares of Common Stock, but in no event prior to July 10, 2009.

WHO MAY VOTE

Only stockholders of record as of the Record Date of June 10, 2009 are entitled to consent to the proposed amendment. You are entitled to give consent as to each share of the Company's Common Stock you held on the Record Date.

There were approximately 125,852,670 shares of the Company's Common Stock issued and outstanding on the Record Date.  Consent may be given by any person in whose name shares of Company Common Stock stand on the books of the Company as of the Record Date, or by his or her duly authorized agent.

IF YOU HOLD YOUR STOCK IN "STREET NAME", YOU MUST INSTRUCT YOUR BROKER OR NOMINEE AS TO HOW TO VOTE YOUR SHARES. IF YOU FAIL TO DO SO, YOUR BROKER OR NOMINEE MAY NOT VOTE YOUR STOCK WITH RESPECT TO THE AMENDMENT.

VOTE REQUIRED

WE MUST RECEIVE WRITTEN CONSENTS THAT HAVE NOT PREVIOUSLY BEEN REVOKED REPRESENTING A MAJORITY OF THE OUTSTANDING SHARES OF OUR COMMON STOCK FOR APPROVAL OF THE AMENDMENT.

Accordingly, abstentions from registering your consent and approval will have the effect of a vote "against" the Amendment.

REVOCATION OF CONSENT

You may withdraw or change your Written Consent at any time prior to the filing of a Certificate of Amendment (defined below) with the Delaware Secretary of State, which will be no earlier than July 10, 2009. You will need to send a letter to the Company's corporate secretary stating that you are revoking your Written Consent.

ABSENCE OF APPRAISAL RIGHTS

Stockholders who abstain from consenting with respect to the Amendment, or who withhold consent to the Amendment, do not have the right to an appraisal of their shares of Common Stock, or any similar dissenters' rights under applicable law.

EXPENSES OF THIS SOLICITATION

This solicitation is being made by the Board of Directors of the Company, and the Company will bear the costs of the solicitation, including preparation, printing and mailing costs.  Written Consents will be solicited principally through the mail, but our directors, officers and employees may solicit Written Consents personally or by telephone. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward these consent solicitation materials to stockholders whose stock in the Company is held of record by such entities, and we will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.  In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with this consent solicitation, if management determines it advisable.

PROPOSAL TO BE VOTED ON:

AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY TO 650,000,000 SHARES OF COMMON STOCK, PAR VALUE $.001 PER SHARE

Section A of Article IV of the Company's Certificate of Incorporation, as amended to date, currently reads as follows:

The Company is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock."  The total number of shares of all classes of capital stock which the Company shall have authority to issue is 155,000,000, of which 150,000,000 shares shall be Common Stock, having a par value of $0.001 per share (the "Common Stock"), and 5,000,000 shares shall be Preferred Stock, having a par value of $0.001 (the "Preferred Stock").

The Company's Board of Directors has approved and recommends to the stockholders the adoption of an amendment to Article IV of the Certificate of Incorporation that would increase the number of shares of Common Stock that the Company is authorized to issue from 150,000,000 shares to 650,000,000 shares.   The authorized number of shares of Preferred Stock would not be changed.  If this proposal is adopted, Section A of Article IV, as amended, would read as follows:

The Company is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock."  The total number of shares of all classes of capital stock which the Company shall have authority to issue is 655,000,000, of which 650,000,000 shares shall be Common Stock, having a par value of $0.001 per share (the "Common Stock"), and 5,000,000 shares shall be Preferred Stock, having a par value of $0.001 (the "Preferred Stock").

Only the number of shares of Common Stock issuable by the Company would be affected by this amendment.  Except for this change, the proposed amendment would not affect any other provision of the Certificate of Incorporation as previously amended.  The text of the Certificate of Amendment to the Certificate of Incorporation, including the proposed amendment to Article IV, is attached to this Consent Solicitation Statement as Appendix A and is incorporated herein by reference.  Other than outstanding options or warrants that are currently out of the money, we have no current understanding, arrangement or agreement, oral or written, to issue stock for any purpose that would require an increase in the Company's authorized Common Stock.

Background of the Proposed Amendment

As of the Record Date, there were approximately 125,852,670 shares of the Company's Common Stock issued and outstanding.  As of the Record Date, there were approximately 34,399,486 shares of Common Stock subject to issuance pursuant to presently issued and outstanding options, warrants and similar rights, including shares that have been set aside for issuance under the Company's existing incentive stock option plans (or 25,716,615 shares of Common Stock excluding out of the money options and warrants).  Thus, as of the Record Date, assuming full exercise of all outstanding options and warrants, the Company would have approximately 160,252,156 shares of Common Stock issued and outstanding (or 151,569,285 shares of Common Stock excluding out of the money options and warrants).

Certain current and former directors and executive officers of the Company and its subsidiary MyMedicalRecords, Inc. have entered into agreements with the Company whereby they have agreed not to exercise, and the Company has agreed that it will not honor any purported exercise by them of, options and warrants owned by them that could be exercisable with respect to an aggregate of 11,602,748 shares of Common Stock unless the number of authorized shares of Common Stock set forth in the Company's Certificate of Incorporation is at least 250,000,000 shares.

Management believes that the proposed amendment would benefit the Company by allowing the Board of Directors to issue additional equity securities to augment its capital, and for other proper corporate purposes, which may include providing stock-related employee benefits.  To date, the Company's primary source of financing has been private sales of common stock or other equity or debt securities convertible into common stock.  To facilitate such financing transactions, the authorized capital of the Company will need to be increased pursuant to a stockholder-approved amendment to the Company's Certificate of Incorporation.

For these reasons, the Company's Board of Directors is seeking stockholder approval of the proposed Amendment.

If the Amendment is approved, generally no stockholder approval would be necessary for the issuance of all or any portion of the additional shares of Common Stock, unless required by law or any rules or regulations to which the Company is subject.

Depending upon the consideration per share received by the Company for any subsequent issuance of Common Stock, such issuance could have a dilutive effect on those stockholders who previously paid a higher consideration per share for their stock.  Also, future issuances of Common Stock will increase the number of outstanding shares, thereby decreasing the percentage ownership in the Company (for voting, distributions and all other purposes)

represented by existing shares of Common Stock. The availability for issuance of the additional shares of Common Stock may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of the Company. Although the Board of Directors has no present intention of doing so, the Company's authorized but unissued Common Stock could be issued in one or more transactions that would make a takeover of the Company more difficult or costly, and therefore less likely. The Company is not aware of any person or entity who is seeking to acquire control of the Company.  Holders of Common Stock do not have any preemptive rights to acquire any additional securities issued by the Company.

If the stockholders do not approve the Amendment, the Company will be limited in its efforts to raise additional equity capital, or provide equity-related employee benefits.  In such event, the Company's operations and financial condition will be materially and adversely affected because the Company presently does not have sufficient cash reserves or revenues from operations to pay its operating expenses.  Moreover, even if the Company were to negotiate additional merger, acquisition, or other transactions on terms acceptable to the Company, the Company likely would not be able to complete such transactions without an increase in authorized capital.

Adoption of the proposal to approve the Amendment requires consent of a majority of the holders of the outstanding Common Stock.  If approved by the stockholders, the proposed amendment would become effective upon the filing with the Secretary of State of the State of Delaware of the Certificate of Amendment to the Certificate of Incorporation setting forth such increase.

VOTE REQUIRED AND BOARD RECOMMENDATION

Approval of the Amendment requires the affirmative written consent of stockholders holding at least a majority of the Company's outstanding Common Stock. The directors and executive officers of the Company, controlling an aggregate of 35,093,617 voting shares or 27.9% of our Common Stock as of June 19, 2009, intend to vote FOR approval of the Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following tables show certain information regarding the beneficial ownership of our common stock held by:

  each person or group who is the beneficial owner of more than 5% of our common stock;

  each of our current directors and executive officers;

  all of our current directors and executive officers as a group; and

  other persons who served as a director or officer at any time since the beginning of our most recently completed fiscal year.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has the sole or shared voting power or investment power, and includes any shares that the individual has the right to acquire within 60 days of May 26, 2009 through the exercise of any stock option or other right.

To our knowledge, except as set forth in the footnotes to this table, the voting agreements and subject to applicable community property laws, each person or entity named in the table has sole voting and dispositive power with respect to the shares set forth opposite such person's or entity's name. The following table assumes that there are 125,852,670 shares of our common stock issued and outstanding.

Current Directors and Executive Officers and 5% Beneficial Owners
Name and Address(1) of Beneficial Owner, Current Director or Executive Officer	Amount and Nature of Beneficial Ownership	Percentage of Common Stock Outstanding
The RHL Group, Inc.	30,179,892	24.0%
Robert H. Lorsch (2)	31,891,190	25.4%
Hector V. Barreto, Jr. (3)	1,186,264	*
David A. Boyden (4)	16,667	*
Douglas H. Helm (5)	610,466	*
George Rebensdorf (6)	834,024	*
Bernard Stolar (7)	1,189,181	*
Jack Zwissig (8)	1,324,488	1.0%
Naj Allana (9)	3,060,019	2.4%
All current directors and executive officers as a group (8 persons)	40,112,298	31.1%

_____

* Less than 1% ownership of our common stock.

(1) Each individual beneficial owner's mailing address is c/o MMR Information Systems, Inc., 2934½ Beverly Glen Circle, Suite 702, Los Angeles, California, 90077.
(2) Includes 30,179,892 shares held by The RHL Group, Inc., a California corporation wholly-owned by Mr. Lorsch.
(3) Includes 513,509 shares of common stock subject to stock options that are fully vested and exercisable as of such date. Does not give effect to the agreement between Mr. Barreto and the Company whereby he has agreed not to exercise any of his options until there are at least 250,000,000 authorized shares of Common Stock. Mr. Barreto's options have exercise prices that range from $0.046 to $0.179 per share.
(4) Represents 16,677 shares of common stock subject to stock options that are fully vested and exercisable as of such date. Does not give effect to the agreement between Mr. Boyden and the Company whereby he has agreed not to exercise any of his options until there are at least 250,000,000 authorized shares of Common Stock. Mr. Boyden's options have exercise prices that range from $0.046 to $0.179 per share.
(5) Includes 301,185 shares held by Mr. Helm through the Douglas Harold Helm and Colleen Joy Helm Revocable Trust of which Mr. Helm is a trustee. In his capacity as a trustee of such trust, Mr. Helm is deemed to have beneficial ownership of all of our shares held by the Douglas Herald Helm and Colleen Joy Helm Revocable Trust. Also includes 26,125 shares of common stock jointly owned by Mr. Helm and Mr. Helm's son, Carter Helm; 39,500 shares of common stock jointly owned by Mr. Helm and Mr. Helm's daughter, Margot Helm; 26,091 shares of common stock subject to warrants issued to Mr. Helm immediately prior to the Merger pursuant to the Creditor Plan; and 18,750 shares of common stock subject to stock options that are fully vested and exercisable as of such date. Does not give effect to the agreement between Mr. Helm and the Company whereby he has agreed not to exercise any of his options until there are at least 250,000,000 authorized shares of Common Stock. Mr. Helm's options have exercise prices that range from $0.046 to $0.179 per share.
(6) Includes 226,903 shares of common stock subject to stock options that are fully vested and exercisable as of such date. Does not give effect to the agreement between Mr. Rebensdorf and the Company whereby he has agreed not to exercise any of his options until there are at least 250,000,000 authorized shares of Common Stock. Mr. Rebensdorf's options have exercise prices that range from $0.046 to $0.179 per share.
(7) Includes 516,426 shares of common stock subject to stock options that are fully vested and exercisable as of such date. Does not give effect to the agreement between Mr. Stolar and the Company whereby he has agreed not to exercise any of his options until there are at least 250,000,000 authorized shares of Common Stock. Mr. Stolar's options have exercise prices that range from $0.046 to $0.179 per share.
(8) Includes 184,086 shares of common stock subject to stock options that are fully vested and exercisable as of such date. Does not give effect to the agreement between Mr. Zwissig and the Company whereby he has agreed not to exercise any of his options until there are at least 250,000,000 authorized shares of Common Stock. Mr. Zwissig's options have exercise prices that range from $0.046 to $0.179 per share.
(9) Includes 1,804,951 shares of common stock subject to stock options that are fully vested and exercisable as of such date. Does not give effect to the agreement between Mr. Allana and the Company whereby he has agreed not to exercise any of his options until there are at least 250,000,000 authorized shares of Common Stock. Mr. Allana's options have an exercise price of $0.046 per share.

Former Directors and Executive Officers

Other than our former Chief Executive Officer John P. Longenecker, Ph.D. and former Chief Financial Officer Tamara Seymour (who were employed by us in a transitional capacity until June 1, 2009), all of our former executive officers were provided a notice under the federal Worker Adjustment and Retraining Notification Act (the "WARN Act") that their employment would end on June 6, 2008. Other than Mr. Hutt, who resigned from our Board of Directors on June 24, 2008, all of the other former Directors resigned on January 27, 2009 immediately prior to the Merger.

Name and Address(1) of Former Director or Executive Officer	Amount and Nature of Beneficial Ownership	Percentage of Common Stock Outstanding
Former Executive Officers
John P. Longenecker, Ph.D. (2)	3,529,038	2.7%
Tamara Seymour (3)	1,127,420	*
Daniel P. Gold, Ph.D. (4)	1,166,984	*
Richard G. Ghailie, M.D. (5)	931,614	*
David L. Guy (5)	862,457	*
Richard Murawski (6)	914,617	*
John F. Bender, Pharm.D. (7)	1,009,503	*
Alice M. Wei (5)	689,065	*
Former Directors
Michael L. Eagle (8)	321,730	*
Cam L. Garner (9)	278,911	*
Antonio J. Grillo-Lopez, M.D. (10)	293,306	*
Peter Barton Hutt (5)	97,842	*
David Molowa (5)	164,376	*
Fred Middleton (11)	3,433,113	2.7%
Wayne I. Roe (12)	202,904	*
Ivor Royston, M.D. (13)	5,833,159	4.6%

_____

* Less than 1% ownership of our common stock.
(1) Each individual beneficial owner's mailing address is c/o MMR Information Systems, Inc., 2934½ Beverly Glen Circle, Suite 702, Los Angeles, California, 90077.
(2) Includes 1,115,497 shares of common stock subject to stock options, and 2,413,541 shares of common stock subject to warrants issued to Mr. Longenecker immediately prior to the Merger pursuant to the Creditor Plan. Does not give effect to the agreement between Mr. Longenecker and the Company whereby he has agreed not to exercise any of his options until there are at least 250,000,000 authorized shares of Common Stock. Mr. Longenecker's options have exercise prices that range from $0.63 to $7.40 per share and his warrants have an exercise price of $0.12 per share.
(3) Includes 231,266 shares of common stock subject to stock options, and 855,514 shares of common stock subject to warrants issued to Ms. Seymour immediately prior to the Merger pursuant to the Creditor Plan. Does not give effect to the agreement between Ms. Seymour and the Company whereby he has agreed not to exercise any of his options until there are at least 250,000,000 authorized shares of Common Stock. Ms. Seymour's options have exercise prices that range from $0.63 to $7.40 per share and her warrants have an exercise price of $0.12 per share.
(4) Includes 953,777 shares of common stock subject to warrants issued to Dr. Gold immediately prior to the Merger pursuant to the Creditor Plan, and 50,276 shares over which Dr. Gold and his spouse hold shared voting and investment control with respect to the Gold 2004 Children's Trust. Does not give effect to the agreement between Mr. Gold and the Company whereby he has agreed not to exercise any of his warrants until there are at least 250,000,000 authorized shares of Common Stock. Mr. Gold's warrants have an exercise price of $0.12 per share.
(5) Represents shares of common stock subject to warrants issued immediately prior to the Merger pursuant to the Creditor Plan.
(6) Includes 819,442 shares of common stock subject to warrants issued to Mr. Murawski immediately prior to the Merger pursuant to the Creditor Plan.
(7) Includes 883,765 shares of common stock subject to warrants issued to Mr. Bender immediately prior to the Merger pursuant to the Creditor Plan.
(8) Includes 297,442 shares of common stock subject to warrants issued to Mr. Eagle immediately prior to the Merger pursuant to the Creditor Plan.
(9) Includes 156,548 shares of common stock subject to warrants issued to Mr. Garner immediately prior to the Merger pursuant to the Creditor Plan.
(10) Represents 105,448 shares of common stock subject to warrants issued prior to the Merger held in trust and 187,858 shares of common stock subject to warrants issued to Mr. Grillo-Lopez immediately prior to the Merger pursuant to the Creditor Plan.
(11) Includes 37,724 shares of common stock issuable upon exercise of warrants issued prior to the Merger and 221,777 shares of common stock subject to warrants issued to Mr. Middleton immediately prior to the Merger pursuant to the Creditor Plan. Also includes the following shares of common stock and common stock issuable upon exercise of warrants held by the entities described below:
(i) 613,803 shares owned by Sanderling Venture Partners V Co-Investment Fund L.P.;
(ii) 84,490 shares issuable upon exercise of warrants owned by Sanderling Venture Partners V Co-Investment Fund L.P.;
(iii) 1,148,737 shares owned by Sanderling Venture Partners V L.P.;
(iv) 97,827 shares issuable upon exercise of warrants owned by Sanderling Venture Partners V L.P. issued prior to the Merger;
(v) 189,847 shares owned by Sanderling Beteiligungs GmbH & Co. KG;

(vi) 20,880 shares issuable upon exercise of warrants owned by Sanderling Beteiligungs GmbH & Co. KG issued prior to the Merger;
(vii) 281,194 shares owned by Sanderling Biomedical, L.P.;
(viii) 23,852 shares issuable upon exercise of warrants owned by Sanderling Biomedical, L.P. issued prior to the Merger;
(ix) 213,003 shares owned by Sanderling V Limited Partnership;
(x) 23,466 shares issuable upon exercise of warrants owned by Sanderling V Limited Partnership issued prior to the Merger;
(xi) 3,047 shares issuable upon exercise of warrants owned by Sanderling V Ventures Management issued prior to the Merger;
(xii) 372,122 shares owned by Sanderling V Biomedical Co-Investment Fund, L.P.;
(xiv) 51,223 shares issuable upon exercise of warrants owned by Sanderling V Biomedical Co-Investment Fund, L.P. issued prior to the Merger; and
(xv) 50,121 shares subject to warrants issued immediately prior to the Merger pursuant to the Creditor Plan owned by Sanderling Management Company, LLC.
Mr. Middleton is a managing director of Middleton, McNeil, Mills & Associates VI LLC, which is the general partner of Sanderling Venture Partners VI Co-Investment Fund, L.P., Sanderling VI Limited Partnership, and Sanderling VI Beteiligungs GmbH & Co., KG., and is also a general partner of the entities described in items (i) through (xiv) above, as well as a beneficial owner of Sanderling V Ventures Management. Mr. Middleton does not individually have control over the investment decisions of these funds and thus disclaims beneficial ownership of shares held by these funds, except to the extent of his pecuniary interest therein.
(12) Includes 200,904 shares of common stock subject to warrants issued to Mr. Roe immediately prior to the Merger pursuant to the Creditor Plan.
(13) Includes (i) 66,597 shares of common stock issuable upon exercise of warrants issued prior to the Merger held in trust (ii) 24,416 shares of common stock issuable upon exercise of warrants issued prior to the Merger held by Dr. Royston's spouse (iii) 63,269 shares issuable upon exercise of warrants issued prior to the Merger held by Dr. Royston's partnership ICNA. Also includes the following shares of common stock and common stock: (iv) 4,115,949 shares owned by Forward Ventures IV L.P.; (v) 659,662 shares issuable upon exercise of warrants owned by Forward Ventures IV L.P. issued prior to the Merger; and 173,177 shares subject to warrants issued immediately prior to the Merger pursuant to the Creditor Plan owned by Forward Ventures IV L.P.; (vi) 348,928 shares owned by Forward Ventures IV B L.P.; and (vii) 55,922 shares issuable upon exercise of warrants owned by Forward Ventures IV B L.P. issued prior to the Merger; and 14,681 shares subject to warrants issued immediately prior to the Merger pursuant to the Creditor Plan owned by Forward Ventures IV B L.P.
Dr. Royston is the managing member of Forward IV Associates, LLC, which is the general partner of Forward Ventures IV B L.P. and Forward Ventures IV L.P. Dr. Royston disclaims beneficial ownership of the shares owned by these entities except to the extent of his pecuniary interest in these entities.

ADDITIONAL INFORMATION

Additional information regarding the Company, its business, its capital stock, and its financial condition is included in the Company's Form 10-K annual report and its Form 10-Q quarterly reports, as well as the Company's current report on Form 8-K/A filed on May 4, 2009. Copies of the Company's Form 10-K for its fiscal year ending December 31, 2008, as well as the Company's Form 10-Q for the quarter ended March 31, 2009 and the Form 8-K/A filed on May 4, 2009, are available as set forth below.

OTHER MATTERS

The Board of Directors of the Company is not aware that any matter other than those described in this Schedule 14A Consent Solicitation Statement is to be presented for the consent of the stockholders.

UPON WRITTEN REQUEST BY ANY STOCKHOLDER TO MMR INFORMATION SYSTEMS, INC. AT ITS MAILING ADDRESS, 2934½ Beverly Glen Circle, Suite 702, Los Angeles, CA 90077, ATTN: NAJ ALLANA, SECRETARY, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q OR THE COMPANY'S FORM 8-K/A FILED ON MAY 4, 2009 WILL BE PROVIDED WITHOUT CHARGE.

Appendix A

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
MMR INFORMATION SYSTEMS, INC.

MMR Information Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that:

FIRST:  The name of the Corporation is MMR Information Systems, Inc.

SECOND:  The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is January 21, 2000.

THIRD:  The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Certificate of Incorporation as follows:

Section A of Article IV shall be amended and restated to read in its entirety as follows:

The Company is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock."  the total number of shares of all classes of capital stock which the Company shall have authority to issue is 655,000,000, of which 650,000,000 shares shall be Common Stock, having a par value of $0.001 per share (the "Common Stock"), and 5,000,000 shares shall be Preferred Stock, having a par value of $0.001 (the "Preferred Stock").

FOURTH:  Thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

A-1

IN WITNESS WHEREOF, MMR Information Systems, Inc. has caused this Certificate of Amendment to be signed by its Chairman, Chief Executive Officer and President this                       day of                     , 2009.

MMR INFORMATION SYSTEMS, INC.

By:	/s/ Robert H. Lorsch
Robert H. Lorsch Chairman, President and Chief Executive Officer

A-2

Appendix B

CONSENT

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MMR INFORMATION SYSTEMS, INC.

The undersigned stockholder of MMR Information Systems, Inc. (the "Company") as of the date listed below hereby consents, pursuant to Section 228 of the Delaware General Corporation Law, with respect to all shares of Common Stock, par value $0.001 per share of the Company held by the undersigned, to the taking of the actions set forth below without a meeting of the stockholders of the Company.

Proposal: To amend the Company's Certificate of Incorporation to increase the Company's authorized shares of common stock from 150,000,000 shares to 650,000,000 shares, such that the total number of shares of all classes of capital stock that the Company shall have authority to issue is 655,000,000, of which 650,000,000 shares shall be Common Stock, having a par value of $0.001 per share and 5,000,000 shares shall be Preferred Stock, having a par value of $0.001.

☐ CONSENT	☐ WITHHOLD CONSENT	☐ ABSTAIN

If no space is marked above with respect to the Proposal, the undersigned will be deemed to consent to the Proposal.

The Board of Directors recommends that you consent to the proposal. The provisions of the Consent Solicitation Statement of the Company, which more fully set forth the terms of the Proposal, are incorporated herein by reference.

IMPORTANT NOTICE REGARDING AVAILABILITY OF CONSENT SOLICITATION MATERIALS:

The Consent Solicitation Statement and Form of Consent are available on the Investor

Relations page at www.mymedicalrecords.com.

PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR CONSENT FORM PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE SIGN EXACTLY AS YOUR NAME APPEARS IN THE LABEL AFFIXED HERETO. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

____________________________________ DATED	____________________________________ SIGNATURE(S) ____________________________________ SIGNATURE(S)

Stockholder approval will be effective upon receipt by us of affirmative Written Consents that have not been previously revoked representing at least a majority of the Company's outstanding shares of Common Stock, but in no event prior to July 10, 2009.

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